Exhibit 99.1

Joseph Diaz	Beth Kaplan
Managing Partner, Investor Relations, Lytham Partners, LLC	Public Relations Director, Accuray
+1 (602) 889-9660	+1 (408) 789-4426
jdiaz@accuray.com	bkaplan@accuray.com

Accuray Reports Fiscal 2022 First Quarter Financial Results

Record Revenue First Quarter Fiscal 2022

SUNNYVALE, Calif., November 3, 2021 — Accuray Incorporated (NASDAQ: ARAY) today reported financial results for the first quarter of fiscal 2022 ended September 30, 2021.

First Quarter Fiscal 2022 Summary

•	Record net revenue of $107.4 million, including $25.5 million of system revenue in China, as compared to net revenue of $85.3 million in the prior period
•	Gross orders of $70.0 million, an increase of 39 percent from the three months ended September 30, 2020
•

GAAP Net loss of $1.0 million as compared to GAAP Net income of $0.4 million in the prior year. Adjusted EBITDA of $5.4 million as compared to adjusted EBITDA of $9.0 million in the prior year first quarter

Other Recent Operational Highlights

•	Received 510(k) clearance for VOLO™ Ultra enhancement to the Accuray Precision® treatment planning system for the Radixact® System, full commercial launch at ASTRO 2021
•	Strong demand for ClearRT™ Helical kVCT Imaging for the Radixact® System: 59 global orders received since its commercial release in December 2020
•	New integration with RayStation® treatment planning system for the CyberKnife® M6™ and S7™ Systems, exhibited at ASTRO 2021

“By any measure, our Q1 performance was a very strong start to our FY22 fiscal year. Q1 revenue of $107.4 million represents the largest first fiscal quarter revenue that Accuray has ever recorded. Our performance reflects the visible impact of the investments in innovation we have made to our product portfolio, how those new technologies are being received by customers across the world and a laser-like focus on commercial execution, all of which are driving accelerated revenue growth in our business,” said Joshua Levine, Chief Executive Officer.

Q1 Fiscal 2022 Financial Highlights

Total net revenue was $107.4 million for the first quarter of fiscal 2022 compared to $85.3 million for the prior fiscal year first quarter. Product revenue totaled $52.8 million for the first quarter of fiscal 2022 compared to $31.3 million for the prior fiscal year first quarter, while service revenue totaled $54.7 million for the first quarter of fiscal 2022 compared to $54.1 million for the prior fiscal year first quarter.

Total gross profit for the first quarter of fiscal 2022 was $39.5 million or approximately 36.8 percent of total net revenue, comprised of product gross margin of 40.3 percent of product net revenue and service gross margin of 33.4 percent of service net revenue. This compares to total gross profit of $35.4 million or 41.5 percent of total net revenue, comprised of product gross margin of 41.1 percent of product net revenue and service gross margin of 41.7 percent of service net revenue for the prior fiscal year first quarter.

Net loss was $1.0 million, or $0.1 per share, for the first quarter of fiscal 2022, compared to net income of $0.4 million, or an income of $0 per share, for the prior fiscal year first quarter.

Gross product orders totaled $70.0 million for the first quarter of fiscal 2022 compared to $50.5 million for the prior fiscal year first quarter. Order backlog as of September 30, 2021 was $602.9 million, approximately 1 percent higher than at the end of the prior fiscal year first quarter.

Adjusted EBITDA for the first quarter of fiscal 2022 was $5.4 million, compared to $9.0 million for the prior fiscal year first quarter.

Cash, cash equivalents, and short-term restricted cash were $105.2 million as of September 30, 2021, a decrease of $11.7 million from June 30, 2021, primarily due to the payout of employee bonuses earned in the prior fiscal year and a $1 million payment on the company’s term loan facility.

Conference Call Information

Accuray will host a conference call beginning at 1:30 p.m. PT/4:30 p.m. ET today to discuss results for the first quarter of fiscal 2022 as well as recent corporate developments. Conference call dial-in information is as follows:

•	U.S. callers: (833) 316-0563
•	International callers: (412) 317-5747

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Investor Relations section of Accuray’s website, www.accuray.com. There will be a slide presentation accompanying today’s event which can also be accessed on the company’s Investor Relations page at www.accuray.com.

In addition, a taped replay of the conference call will be available beginning approximately one hour after the call’s conclusion and will be available for seven days. The replay number is (877) 344-7529 (USA), or (412) 317-0088 (International), Conference ID: 10161091. An archived webcast will also be available on Accuray’s website until Accuray announces its results for the second quarter of fiscal 2022.

Use of Non-GAAP Financial Measures

Accuray has supplemented its GAAP net loss with a non-GAAP measure of adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”).  The calculation of adjusted EBITDA also excludes certain non-recurring, irregular and one-time items. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the company and facilitates a meaningful comparison of results for current periods with previous operating results.  A reconciliation of GAAP net income (loss) (the most directly comparable GAAP measure) to non-GAAP adjusted EBITDA is provided in the schedules below.

There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures.  Investors and potential investors should consider non-GAAP financial measures only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Sunnyvale, California, with facilities worldwide.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to the company's future results of operations, including expectations regarding total revenue and adjusted EBITDA; expectations regarding the effect of the COVID-19 pandemic on the company and the market in general; expectations regarding the company’s commercial strategy and execution as well as long-term growth opportunities; expectations regarding the company’s order growth; the company’s ability to drive accelerated revenue growth; expectations regarding the company’s China joint venture and other partnerships; expectations regarding the company’s product innovations and developments; expectations regarding the company’s product portfolio and its ability to position the company for growth; the impact of the company’s products on its customers and its business, and market adoption of such products, including with respect to the company’s VOLO Ultra enhancement and Clear RT Helical kVCT Imaging upgrades as well as other strategic product innovations; expectations regarding the future of radiotherapy treatment and the company’s addressable market; and the company's leadership position in radiation oncology innovation and technologies.  These forward-looking statements involve risks and uncertainties.  If any of these risk or uncertainties materialize, or if any of the company's assumptions prove incorrect, actual results could differ materially from the results express or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, the effect of the COVID-19 pandemic on the operations of the company and those of its customers and suppliers; the company's ability to achieve widespread market acceptance of its products, including new product and software offerings; the company’s ability to develop new products or enhance existing products to meet customers’ needs and compete favorably in the market, the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company's ability to effectively manage its growth; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on August 17, 2021 and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Financial Tables to Follow

 Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2021	2020
Net revenue:
Products	$52,759	$31,258
Services	54,683	54,074
Total net revenue	107,442	85,332
Cost of revenue:
Cost of products	31,509	18,426
Cost of services	36,409	31,503
Total cost of revenue	67,918	49,929
Gross profit	39,524	35,403
Operating expenses:
Research and development	14,382	12,148
Selling and marketing	11,271	8,898
General and administrative	11,460	8,889
Total operating expenses	37,113	29,935
Income from operations	2,411	5,468
Loss on equity investment, net	(340)	(28)
Other expense, net	(2,668)	(4,694)
Income (loss) before provision for income taxes	(597)	746
Provision for income taxes	431	344
Net income (loss)	$(1,028)	$402
Net income (loss) per share - basic	$(0.01)	$0.00
Net income (loss) per share - diluted	$(0.01)	$0.00
Weighted average common shares used in computing income (loss) per share:
Basic	90,838	91,194
Diluted	90,838	91,681

Accuray Incorporated

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	September 30,	June 30,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$104,679	$116,369
Restricted cash	553	560
Accounts receivable, net	94,038	85,360
Inventories	126,493	125,929
Prepaid expenses and other current assets	22,263	21,547
Deferred cost of revenue	2,492	3,008
Total current assets	350,518	352,773
Property and equipment, net	12,263	12,332
Investment in joint venture	14,742	15,935
Goodwill	57,951	57,960
Intangible assets, net	378	435
Operating lease right-of-use assets	21,278	22,522
Other assets	18,646	18,141
Total assets	$475,776	$480,098
Liabilities and equity
Current liabilities:
Accounts payable	$22,569	$19,467
Accrued compensation	20,848	26,865
Operating lease liabilities, current	8,263	8,169
Other accrued liabilities	31,255	27,471
Customer advances	22,828	24,937
Deferred revenue	78,890	81,660
Short-term debt	3,664	3,790
Total current liabilities	188,317	192,359
Long-term other liabilities	7,835	7,766
Deferred revenue	23,828	23,685
Operating lease liabilities, non-current	15,886	17,441
Long-term debt	194,145	170,007
Total liabilities	430,011	411,258
Equity:
Common stock	91	91
Additional paid-in capital	531,553	554,680
Accumulated other comprehensive income	2,324	2,093
Accumulated deficit	(488,203)	(488,024)
Total equity	45,765	68,840
Total liabilities and equity	$475,776	$480,098

Accuray Incorporated

Summary of Orders and Backlog

(in thousands)

(Unaudited)

	Three Months Ended September 30,
	2021	2020
Gross Orders	$69,984	$50,528
Net Orders	40,763	23,554
Order Backlog	602,905	597,276

Accuray Incorporated

Reconciliation of GAAP Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(in thousands)

(Unaudited)

	Three Months Ended September 30,
	2021	2020
GAAP net income (loss)	$(1,028)	$402
Depreciation and amortization (a)	1,419	1,650
Stock-based compensation	2,516	2,244
Interest expense, net (b)	2,036	4,393
Provision for income taxes	431	344
Adjusted EBITDA	$5,374	$9,033

(a) consists of depreciation, primarily on property and equipment as well as amortization of intangibles.

(b) consists primarily of interest expense associated with outstanding debt.